                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           NEXAR TECHNOLOGIES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                           NEXAR TECHNOLOGIES, INC.
                               257 TURNPIKE ROAD
                      SOUTHBOROUGH, MASSACHUSETTS  01772
                                (508) 485-7900



                                                  April 27, 1998



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Nexar Technologies, Inc. (the "Company"), which will be held on Monday, June 8, 1998 at 11:00 a.m., at the offices of McDermott, Will & Emery, 16th Floor, 75 State Street, Boston, Massachusetts.

     The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its directors and officers.

     Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend.

     We look forward to seeing you.

                                          Sincerely,

                                          /s/ Albert J. Agbay
                                          Albert J. Agbay
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                           NEXAR TECHNOLOGIES, INC.
                               257 TURNPIKE ROAD
                      SOUTHBOROUGH, MASSACHUSETTS  01772
                                (508) 485-7900



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 8, 1998


     The Annual Meeting of Stockholders of Nexar Technologies, Inc. (the "Company") will be held on Monday, June 8, 1998 at 11:00 a.m., at the offices of McDermott, Will & Emery, 16th Floor, 75 State Street, Boston, Massachusetts, for the following purposes:

     1.   To elect one director for a three-year term.

     2. To approve (a) issuances of shares of common stock of the Company upon conversion of shares of the Company's Series B Convertible Preferred Stock (all of which could be converted into common stock pursuant to a formula which includes a lower-than-market conversion price for the common stock) and upon the exercise of certain warrants, such approval being required for such issuances in the aggregate to exceed 2,001,810 shares of common stock, or approximately 20% of the outstanding common stock of the Company; and (b) the private placement sales of such preferred stock and such warrants.

     3. To ratify the Board of Directors' selection of BDO Seidman, LLP as the Company's independent auditors for 1998.

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders of record at the close of business on April 23, 1998 will be entitled to notice of and to vote at the meeting and any adjournments thereof.


                                      By Order of the Board of Directors,


                                      /s/ David A. Cifrino
                                      David A. Cifrino
                                      Secretary


Dated: April 27, 1998



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                           NEXAR TECHNOLOGIES, INC.
                               257 TURNPIKE ROAD
                      SOUTHBOROUGH, MASSACHUSETTS  01772
                                (508) 485-7900


                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to the holders of common stock, $0.01 par value ("Common Stock") and Convertible Preferred Stock, $0.01 par value ("Voting Preferred Stock"), of Nexar Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on June 8, 1998 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

     A person giving the enclosed proxy has the power to revoke it by written notice to the Secretary of the Company at its address above, by giving a later-dated proxy, or by revoking it in person at the meeting. The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is April 30, 1998. The Company's Annual Report to Stockholders for 1997 is being mailed together with this Proxy Statement.

     Only holders of shares of Common Stock and Voting Preferred Stock on the stock transfer books of the Company at the close of business on April 23, 1998 (the "record date") will be entitled to vote at the meeting and at any adjournment thereof. The holder of the shares of Company's Voting Preferred Stock is entitled to vote on each matter presented for a vote at the meeting equal to the number of shares of Common Stock into which the Voting Preferred Stock held by such holder is convertible on the record date for the meeting. Holders of the Company's Series B Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock"), have no voting rights with respect to the matters set forth in the Notice of Annual Meeting. There were an aggregate of 10,129,735 shares of Common Stock and 45,684 shares of Voting Preferred Stock (convertible into 406,080 shares of Common Stock) outstanding at the close of business on the record date.

     Each share of Common Stock (including shares into which the Voting Preferred Stock is convertible) is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of a director. The affirmative vote of a majority of all shares voting thereon is required to approve (a) the proposal regarding the issuances of shares of Common Stock upon the conversion of shares of the Company's Series B Preferred Stock and the exercise of certain warrants, and the private placement of such shares of Series B Preferred Stock and such warrants, and (b) the proposal to ratify the selection of independent auditors. Votes will be tabulated by the Company's transfer agent, subject to the supervision of persons designated by the Board of Directors as inspectors.

     No votes may be taken at the meeting, other than to adjourn, unless a quorum has been constituted. Under the Company's By-Laws, a quorum at the meeting will consist of a majority of the outstanding shares of Common Stock (including shares of Common Stock into which shares of the Voting Preferred Stock are convertible) as of the record date. Shares voted to abstain or to withhold as to a particular matter (including shares as to which a nominee, such as a broker holding shares in street name for a beneficial owner, has no voting authority in respect of such matter) will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be the equivalent of negative votes as to such matters.

                         STOCK OWNERSHIP OF DIRECTORS,
                 EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock (i) as of February 28, 1998 by (a) each director of the Company, (b) each of the current and former executive officers named in the Summary Compensation Table below and, (c) all directors and current executive officers as a group; and (ii) as of the dates indicated in and based on filings with the Securities and Exchange Commission ("SEC") and other information available to the Company, by each person known to the Company to own beneficially 5% or more of its Common Stock. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person.

--------------------------------------------------------------------------------------------------------
                                                            NUMBER OF SHARES            PERCENT OF
NAME                                                       BENEFICIALLY OWNED (1)    OUTSTANDING SHARES
--------------------------------------------------------------------------------------------------------
Albert J. Agbay                                                   1,044,580                    9.52%
c/o Nexar Technologies, Inc.
257 Turnpike Road
Southborough, Massachusetts  01772
--------------------------------------------------------------------------------------------------------
Liaqat Y. Khan                                                      411,560                    3.98
--------------------------------------------------------------------------------------------------------
Michael J. Paciello                                                 241,080                    2.38
--------------------------------------------------------------------------------------------------------
Victor J. Melfa, Jr.                                                241,080                    2.38
--------------------------------------------------------------------------------------------------------
E. Craig Conrad                                                     160,680                    1.59
--------------------------------------------------------------------------------------------------------
Steven Georgiev                                                     160,680                    1.59
--------------------------------------------------------------------------------------------------------
Buster C. Glosson                                                    33,000                      *
--------------------------------------------------------------------------------------------------------
Joseph E. Levangie                                                  160,680                    1.59
--------------------------------------------------------------------------------------------------------
Palomar Medical Technologies, Inc.                                3,746,343(2)                35.97
45 Hartwell Avenue
Lexington, Massachusetts  02173
--------------------------------------------------------------------------------------------------------
Clearwater Funds IV, LLC                                          2,066,536(3)                20.65
611 Druid Road East
Suite 200
Clearwater, Florida  34616
--------------------------------------------------------------------------------------------------------
Beauchamp Finance                                                 2,001,810(4)                16.67
Dora Fried                                                        2,001,810(4)                16.67
Ellanby Ltd.                                                      2,001,810(4)                16.67
Euro Factors Intl. Ltd.                                           2,001,810(4)                16.67
Olam Investments Ltd.                                             2,001,810(4)                16.67
c/o Krieger & Prager
319 Fifth Avenue, 3rd Floor
New York, New York 10016
--------------------------------------------------------------------------------------------------------
Leonard Donadio                                                   1,200,000(5)                11.99
170 Partridge Lane
Concord, Massachusetts  01742
--------------------------------------------------------------------------------------------------------
Adar Equities, LLC                                                1,050,000(6)                 9.49
1276 50th Street
Brooklyn, New York 11219
--------------------------------------------------------------------------------------------------------
Mueller & Company, Inc.                                           1,050,000(6)                 9.49
242 Fourth Street
Lakewood, New Jersey 08701
--------------------------------------------------------------------------------------------------------
All directors and current executive officers as a                 2,313,260(7)                19.60
group (8 persons)
--------------------------------------------------------------------------------------------------------

---------------
* Less than 1%.

(1) Includes the following number of shares subject to options exercisable within sixty days of February 28, 1998 and held by the following current and former executive officers and directors: Mr. Agbay, 962,545; Mr. Khan, 335,560; Mr. Paciello, 121,080; Mr. Melfa, 121,080; Mr. Conrad, 80,680; Mr.
    Glosson, 33,000; Mr. Georgier, 80,680; and Mr. Levangie, 80,340.
(2) As of December 31, 1997 based on a Schedule 13G filed with the SEC on February 13, 1998. Includes 406,080 shares of Common Stock issuable upon conversion of Voting Preferred Stock. See "Certain Transactions" below.
(3) As reported in a Schedule 13D filed with the SEC on March 17, 1998.
(4) Such shares may be acquired upon conversion of shares of Series B Preferred Stock subject to the Share Issuance Limit described in the proposal set forth below under the heading "Approval of Private Placement and Issuances of Common Stock Upon Exercise of Preferred Stock and Warrants in Excess of Share Issuance Limit" (the "Share Issuance Proposal"). Assumes that each holder of such shares of Series B Preferred Stock is the only holder to convert such shares and does so up to the aggregate Share Issuance Limit applicable to conversions of the Series B Preferred Stock and exercise of the Warrants on a first converted/first exercised basis. Also assumes that the applicable conversion prices would be such that at least 2,001,810 shares of Common Stock would be issuable to each such holder (requiring average prices ranging from approximately $.17 to $.62 depending upon the holder converting shares). The actual number of shares of Common Stock issued upon conversions could be materially less or, assuming the Share Issuance Proposal is approved, more than indicated depending upon factors which cannot be determined by the Company at this time, including, among others, application of the conversion provisions based on market prices prevailing at the actual date of conversion. Such presentation is not intended to constitute a prediction as to future market prices of the Common Stock or as to when holders of shares of the Series B Preferred Stock will elect to convert such shares.
(5) As reported in a Schedule 13D filed with the SEC on January 22, 1998. Such shares are subject to repurchase rights of the Company. See "Certain Transactions" below.
(6) Such shares may be acquired upon exercise of Warrants described below in the Share Issuance Proposal.
(7) Includes 1,793,885 shares subject to options exercisable within sixty days of February 28, 1998 held by current executive officers and directors.

                             ELECTION OF DIRECTOR
                             ____________________

                              (ITEM 1 OF NOTICE)

     There are currently four members of the Board of Directors, divided into three classes with terms expiring respectively at the 1998, 1999 and 2000 annual meetings of stockholders. The Board has fixed the number of directors for the ensuing year at four and nominated Mr. Glosson, whose term is expiring, for reelection. The Director elected at the meeting will serve a three-year term expiring at the time of the annual meeting of stockholders in 2001 and when his successor is elected and qualified. The shares represented by the enclosed proxy will be voted to elect the nominee unless such authority is withheld by marking the proxy to that effect. Mr. Glosson has agreed to serve, but in the event he becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute.

     The following information is furnished with respect to Mr. Glosson and for each director whose term of office will continue after the meeting.

-----------------------------------------------------------------------------------------------------------------------------------
                                                               PRINCIPAL OCCUPATION AND
                                                              BUSINESS EXPERIENCE DURING
      NAME AND AGE         DIRECTOR                                LAST FIVE YEARS;
 AS OF DECEMBER 31, 1997    SINCE                          DIRECTORSHIPS OF PUBLIC COMPANIES
-----------------------------------------------------------------------------------------------------------------------------------
NOMINEE FOR ELECTION FOR TERM OF THREE YEARS EXPIRING IN 2001
-----------------------------------------------------------------------------------------------------------------------------------

Buster C. Glosson, 55       1996     From 1965 until June 1994, Mr. Glosson was an officer in the United States Air Force (USAF).
                                     Most recently, he served as a Lieutenant General and Deputy Chief of Staff for plans and operations, Headquarters USAF, Washington, D.C. Mr. Glosson is a veteran of combat missions in
                                     Vietnam and, during the Gulf War, he commanded the 14th Air Force Division and was the architect of the Gulf War Air Campaign. In 1994 he founded and has since served as President of
                                     Eagle Ltd., a consulting firm concentrating on international business opportunities in the high-technology arena. He is also Chairman and CEO of Alliance Partners Inc., an investment holding company developing international oil and power projects. Mr. Glosson was a director of
                                     Palomar Medical Technologies, Inc. ("Palomar") from September 1996 to December 1997. He has also served as a director of GreenMan Technologies, Inc., since August 1994, of The American
                                     Materials and Technologies, Inc., and of Skysat Communications Network Corporation since July
                                     1996.
-----------------------------------------------------------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1999
-----------------------------------------------------------------------------------------------------------------------------------
Steven Georgiev, 63         1995     Steven Georgiev was Chairman of the Board of Directors of the Company from March 1995 to
                                     September 1995. He served as Chief Executive Officer of Palomar from November 12, 1993 until
                                     May 1997. He was Chairman of the Board of Directors of Palomar from September 1991 to September
                                     1997. Mr. Georgiev was a consultant to Dymed Corporation, (Dymed), Palomar's predecessor, from
                                     June 1991 until the September 1991 merger of Dymed with Palomar. Mr. Georgiev is a financial and business consultant to a variety of emerging, high growth companies. Mr. Georgiev has been a director of Excel Technology, Inc. since October 1992, and was a director of Cybernetics
                                     Products, Inc. from August 1988 until January 1992. Mr. Georgiev was Chairman of the Board of
                                     Directors of Dynatrend, Inc. a publicly-traded consulting firm that he co-founded in 1972, until February 1989. Dynatrend, Inc. was subsequently acquired by EG&G, Inc. Mr. Georgiev is also Chairman of the Board of The American Materials and Technologies, Inc., a director of
                                     Senetek Plc and a director of DynaGen, Inc.
-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
                                                               PRINCIPAL OCCUPATION AND
                                                              BUSINESS EXPERIENCE DURING
      NAME AND AGE         DIRECTOR                                LAST FIVE YEARS;
 AS OF DECEMBER 31, 1997    SINCE                          DIRECTORSHIPS OF PUBLIC COMPANIES
-----------------------------------------------------------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1999
-----------------------------------------------------------------------------------------------------------------------------------
Joseph E. Levangie, 52      1995     Joseph E. Levangie was a consultant to Dymed from June 1991, until its merger with Palomar, at which time he became Palomar's part-time Chief Financial Officer, a position he held until
                                     December 1992. Mr. Levangie was a director of Palomar from 1991 to February 1997. Mr. Levangie is also Chief Executive of JEL & Associates, a private financial consulting firm which he founded in 1980. Currently Mr. Levangie serves as a director for GreenMan Technologies, Inc.
------------------------------------------------------------------------------------------------------------------------------------
DIRECTOR WHOSE TERM EXPIRES IN 2000
------------------------------------------------------------------------------------------------------------------------------------
Albert J. Agbay, 49         1995     Albert J. Agbay has been Chief Executive Officer and President of the Company since March 1995 and its Chairman of the Board since October 1995. From July 1994 to February 1995, Mr. Agbay
                                     served as Chief Executive Officer of Columbia Advanced Systems Corporation, a manufacturer of
                                     PCs and a subsidiary of Apaq, Inc., also a manufacturer of PCs. From August 1993 to July 1994,
                                     Mr. Agbay served as Chairman and Chief Executive Officer of Swan Technologies, Inc. (Swan), a
                                     direct response supplier of PCs and peripheral computer products. Swan filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in December 1994. From
                                     January 1990 to March 1993, Mr. Agbay served as President and Chief Executive Officer of
                                     Leading Edge Products, Inc. a manufacturer of PCs. From April 1988 to January 1990, Mr. Agbay
                                     served in senior management as Northeast Region General Manager for Panasonic Communications
                                     and Systems Company, a manufacturer of electronics and telecommunications products. From August
                                     1985 to April 1989, Mr. Agbay worked for Panasonic Industrial Company, in its Computer Products
                                     Division as Northeast Region Manager and later assumed more territorial responsibility as Group
                                     General Manager, Eastern Region.
------------------------------------------------------------------------------------------------------------------------------------

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

     The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The directors currently serving on the Audit Committee are Messrs. Levangie and Glosson. The Audit Committee met once during 1997.

     The Compensation Committee was formed by the Board of Directors in March 1998 to review and recommend to the Board the compensation and benefits of all officers of the Company and review general policy relating to compensation and benefits of employees of the Company. The Compensation Committee will also administer the issuance of stock options. The directors appointed to serve on the Compensation Committee are Messrs. Georgiev, Levangie and Glosson.

     During 1997, the Board of Directors of the Company held one meeting and acted by unanimous written consent three times. Each director attended all of the meetings of the Board and the Audit Committee of the Board on which he served.

                             DIRECTOR COMPENSATION

     Non-employee Board members are entitled to receive $2,500 for each meeting of the full Board they attend and $500 for each meeting of a committee of the Board on which they serve and attend. Under the Company's 1996 Non-Employee Directors Plan, options to purchase 10,000 shares of Common Stock will be granted to each non-employee director, commencing in 1998, on the date of each annual meeting of the Company's stockholders. These options will vest on the first anniversary of the date of grant and shall be exercisable at the fair market value of the Common Stock on the date of grant. For consulting services rendered to the Company in addition to his duties as a director, in 1997 Mr. Glosson also received a stock option exercisable for 50,000 shares of Common Stock at an exercise price of $5.50 (the market value of the Common Stock on the date of grant). The option granted to Mr. Glosson becomes exercisable upon the earlier of (a) five years from the date of grant, and (b) the attainment of specified net income, revenue and/or stock price milestones which are the same as those applicable to the "Contingent Shares" described below under the heading "Certain Transactions."


                             EXECUTIVE COMPENSATION

     The following table sets forth compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995 by the Company's Chief Executive Officer and for 1997 and 1996 by the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") serving as such in 1997. Pursuant to rules of the SEC, information with respect to years prior to 1996 is not provided with respect to any of the Named Executive Officers other than the Chief Executive Officer, for whom information was previously filed with respect to 1995 pursuant to an SEC filing requirement.

---------------------------------------------------------------------------------------------------------------------
                                               SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------
                                        ANNUAL                                         LONG-TERM
                                     COMPENSATION                                     COMPENSATION
                                    -------------                                     ------------
                                                                                       NUMBER OF
                                                                       OTHER           SECURITIES
                                                                       ANNUAL          UNDERLYING      ALL OTHER
NAME                                YEAR  SALARY($)   BONUS($)    COMPENSATION($)(1)     OPTIONS      COMPENSATION(2)
----                                ----  ---------   -------     ------------------   ----------     ---------------
---------------------------------------------------------------------------------------------------------------------
Albert J. Agbay,                    1997  $241,827   $161,597          $12,000                --            6,466
 Chief Executive Officer and        1996   225,000    395,046           12,000         1,044,480            6,466
  President                         1995   182,243         --           12,000         1,651,200(3)            --
---------------------------------------------------------------------------------------------------------------------
Liaqat Y. Kahn, Executive Vice      1997   150,000     81,000           12,000            50,000            5,766
 President, Manufacturing           1996   118,653    340,840            6,000           361,560            5,766
---------------------------------------------------------------------------------------------------------------------
Michael J. Paciello,                1997   117,269     43,793            6,800             5,000            5,566
 Executive Vice President, Sales    1996   110,000     83,720            6,000           241,080            5,566
---------------------------------------------------------------------------------------------------------------------
Victor J. Melfa, Jr., (4)           1997   117,269     43,793            6,800             5,000            5,566
 Senior Vice President, Sales       1996   100,384     81,115            6,000           241,080            5,566
---------------------------------------------------------------------------------------------------------------------
E. Craig Conrad, Vice               1997   110,903     36,999            6,800           105,000            3,464
   President of Marketing (5)       1996    71,154     10,080            3,200           160,680            4,325
---------------------------------------------------------------------------------------------------------------------

(1) Consists of amounts paid as car allowances.
(2) Includes: (a) for 1997 (i) the Company's or the Company's former parent corporation's contributions under deferred compensation plans established under Section 401(k) under the Internal Revenue Code (each, a "401(k) plan") as follows: Mr. Agbay, $4,750; Mr. Khan, $4,734; Mr. Paciello, $4,750, Mr. Melfa, $4,750; and Mr. Conrad, $2,708; and (ii) the amount paid in premiums by the Company for term life insurance for the benefit of the Named Executive Officers as follows: Mr. Agbay, $1,716; Mr. Khan, $1,032; Mr. Paciello, $816; Mr. Melfa, $816; and Mr. Conrad, $756; and (b) for 1996, for each of the Named Executive Officers, (i) the Company's former parent corporation's contribution in the amount of $4,750 under its 401(k) plan, except for Mr. Conrad, for whom such amount was $3,605, and (ii) an amount paid in premiums by the Company for term life insurance for the benefit of the Named Executive Officers equal to that paid on behalf of each in 1997 as set forth above except for Mr. Conrad, for whom such amount was $720.

(3) Such option grant was cancelled pursuant to an agreement between Mr. Agbay and Palomar Electronics Corporation (PEC), in connection with a September 1995 reorganization in which the Company became a wholly-owned subsidiary of PEC. Pursuant to such agreement Mr. Agbay received an option exercisable for common stock of PEC in consideration of his agreements to cancel such option. Such option grant issuable for common stock of PEC was subsequently cancelled pursuant to a cancellation agreement dated as of December 1, 1995 between Mr. Agbay and PEC. Mr. Agbay separately received a new option grant in 1996 exercisable for shares of Common Stock as reflected in his beneficial ownership set forth in the table appearing under "Stock Ownership of Directors, Executive Officers and Principal Stockholders" above.
(4) Mr. Melfa ceased being an executive officer of the Company in March 1998.
(5) Mr. Conrad joined the Company in March 1996.


-------------------------------------------------------------------------------------------------------------
                                      OPTION GRANTS IN LAST FISCAL YEAR(1)
-------------------------------------------------------------------------------------------------------------
                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                             % OF TOTAL                              ANNUAL RATES OF STOCK
                           NUMBER OF          OPTIONS                                        PRICE
                          SECURITIES         GRANTED TO    EXERCISE                      APPRECIATION
                          UNDERLYING        EMPLOYEES IN    PRICE     EXPIRATION     FOR OPTION TERMS ($)(2)
NAME                    OPTIONS GRANTED     FISCAL YEAR    ($/SH.)       DATE            5%            10%
----                    ---------------     ------------   --------   ----------         --            ---
-------------------------------------------------------------------------------------------------------------
Albert J. Agbay                      --               --         --           --            --             --
-------------------------------------------------------------------------------------------------------------
Liaqat Y. Kahn                   50,000(3)          2.75       9.00       4/8/07      $283,003     $  717,184
                                 50,000             2.75       5.50      7/17/07       172,946        438,279
-------------------------------------------------------------------------------------------------------------
Michael J. Paciello               5,000(3)           .27%     $9.00       4/8/07      $ 28,300     $   71,718
                                  5,000              .27       5.50      7/17/07        17,295         43,828
-------------------------------------------------------------------------------------------------------------
Victor J. Melfa, Jr               5,000(3)           .27       9.00       4/8/07      $ 28,300     $   71,718
                                  5,000              .27       5.50      7/17/07        17,295         43,828
-------------------------------------------------------------------------------------------------------------
E. Craig Conrad                 105,000(3)          5.79       9.00       4/8/07      $594,305     $1,506,086
                                105,000             5.79       5.50      7/17/07       363,187        920,386
-------------------------------------------------------------------------------------------------------------

_________________________

(1) All such options were granted subject to becoming exercisable upon the earlier of (a) five years from the date of grant, and (b) the attainment of specified net income, revenue and/or stock price milestones which are the same as those applicable to the "Contingent Shares" described below under the heading "Certain Transactions."
(2) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future rates of appreciation, if any, in the price of the Company's Common Stock. The total of all stock options granted to the Company's directors and employees, including executive officers, during fiscal 1997 was approximately 17.9% (12.7% when replacement options are excluded) of the total shares of Common Stock outstanding at the end of the fiscal year.
(3) Such options were exchanged for replacement options on July 17, 1997. See "Option Repricing Table" below.

                         FISCAL YEAR END OPTION VALUES

     The following option year-end value table sets forth information with respect to the unrealized value (the difference between the exercise price and market value of the Common Stock on December 31, 1997 ($4.75)) of unexercised options issued by the Company and held by the Named Executive Officers on such date. Only vested options as of such date were then exercisable.

-------------------------------------------------------------------------------------------------------------
                           Number of Securities Underlying                  Value of Unexercised In-The-
                        Unexercised Options At Fiscal Year End           Money Options At Fiscal Year End ($)
                        --------------------------------------           -------------------------------------
Name                         Vested      Unvested       Total           Vested      Unvested        Total
----                         ------      --------       -----           ------      --------        -----
------------------------------------------------------------------------------------------------------------
Albert J. Agbay              962,545            --      962,545        $4,569,682          --      4,569,682
------------------------------------------------------------------------------------------------------------
Liaqat Y. Khan               154,780       180,780      335,560           734,818     858,253      1,593,071
------------------------------------------------------------------------------------------------------------
Michael J. Paciello          120,540       125,540      246,080           572,264     572,264      1,144,528
------------------------------------------------------------------------------------------------------------
Victor J. Melfa, Jr.         120,540       125,540      246,080           572,264     572,264      1,144,528
------------------------------------------------------------------------------------------------------------
E. Craig Conrad               80,340       185,340      265,680           381,414     381,414        762,828
------------------------------------------------------------------------------------------------------------

                             OPTION REPRICING TABLE

     As discussed in the Board of Directors' Option Repricing Report below, in 1997 the Company gave certain holders of stock options, including certain executive officers, the opportunity to exchange options for new options with a lower exercise price. The following option repricing table sets forth certain information concerning such exchange of stock options by current and former executive officers of the Company. Except for such repricings in 1997, the Company has never repriced any stock options.

---------------------------------------------------------------------------------------------------------------------------
                                                                                                              Length of
                                                             Market Price       Exercise                    Original Term
                                              Number of           of              Price           New        Remaining at
                                          Options Repriced   Stock at Time     at Time of       Exercise       Date of
       Name                       Date       (# Shares)       of Repricing      Repricing        Price        Repricing
       ----                       ----       ----------       ------------      ---------        -----        ---------
---------------------------------------------------------------------------------------------------------------------------
Gerald Y. Hattori, Chief         7/17/97      100,000            $5.50           $10.00           $5.50       9.25 years
  Financial Officer              7/17/97      175,000             5.50             9.00           5.50        9.75 years
---------------------------------------------------------------------------------------------------------------------------
Liaqat Y. Khan, Executive Vice   7/17/97       50,000             5.50             9.00           5.50        9.75 years
  President, Manufacturing
---------------------------------------------------------------------------------------------------------------------------
Michael. J. Paciello, Executive  7/17/97        5,000             5.50             9.00           5.50        9.75 years
  Vice President, Sales
---------------------------------------------------------------------------------------------------------------------------
Victor J. Melfa, Jr., Senior     7/17/97        5,000             5.50             9.00           5.50        9.75 years
  Vice President, Sales
---------------------------------------------------------------------------------------------------------------------------
James P. Lucivero, Vice          7/17/97        5,000             5.50             9.00           5.50        9.75 years
  President, Eastern
  United States Sales
---------------------------------------------------------------------------------------------------------------------------
E. Craig Conrad, Vice            7/17/97      105,000             5.50             9.00           5.50        9.75 years
  President of Marketing
---------------------------------------------------------------------------------------------------------------------------


EMPLOYMENT AND SEVERANCE AGREEMENTS

     Mr. Agbay and the Company are parties to an employment agreement for a five year term expiring in March 2002. Unless either party chooses otherwise by notice to the other, the agreement automatically extends at the end of each year for an additional year throughout the term of the agreement. The agreement provides that Mr. Agbay is entitled to receive an annual base salary of $250,000 in 1997 subject to annual increases by the Board of Directors (or a duly formed compensation committee thereof) and is eligible to receive an annual incentive bonus upon the achievement of mutually agreed upon revenue and net income performance objectives determined annually by the Board of Directors or compensation committee thereof and Mr. Agbay. The employment agreement also provides that Mr. Agbay shall receive an additional bonus equal to $2.00 per personal computer sold (subject to reduction for returns, credits, set-offs and allowances) by the Company throughout the term of his employment with the Company.

     Under his employment agreement, if Mr. Agbay's employment is terminated by the Company without cause following a "change of control" (as defined in the agreement), Mr. Agbay will receive the following severance payments and further benefits: (i) $2,250,000, (ii) full payment of any accrued, unpaid salary, bonus and benefit payments; (iii) a sum equal to three years of his highest to date annual base pay; (iv) a sum equal to three times his highest to date annual bonus earned; (v) full immediate vesting of any issued but unvested stock options; (vi) three years of continuation of participation in the Company's benefits (to the extent not received by Mr. Agbay in another position), including health, disability and life insurance, qualified and non-qualified retirement and pensions plans or, if any, the then current value of the same in cash if the terms of such plans preclude such continued participation; and (vii) such additional sums as are necessary for Mr. Agbay to meet any additional federal taxes due to the payment of severance pay and other benefits having been contingent upon a change in control. If Mr. Agbay's employment is terminated by the Company without cause in the absence of such a change of control, Mr. Agbay will be entitled to all of the foregoing severance payments and other benefits, other than any additional sums required for the payment of federal taxes in the event of a change in control transaction and in lieu of a cash payment of $2,250,000, Mr. Agbay shall be entitled to a minimum (the "Minimum Amount") of
(i) $1,000,000 if he is terminated on or prior to December 31, 1997, or (ii) $1,500,000 if he is terminated on or after January 1, 1998, subject in either case to increase as follows:

     (x) If the Company achieves $150,000,000 in total revenues in any fiscal year prior to his termination, Mr. Agbay shall be entitled to $3,000,000; and

     (y) if (x) is not achieved, Mr. Agbay shall receive a sum equal to (but not greater, in any event, than $3,000,000) the applicable Minimum Amount plus either (i) if the Minimum Amount is $1,000,000, an amount equal to the product of $2,000,000 multiplied by the quotient (the "Quotient Amount") of (A) the amount by which the Company's total revenues for the four previous completed fiscal quarters of the Company prior to the date of Mr. Agbay's termination exceeds $70,000,000, divided by (B) $80,000,000, or (ii) if the Minimum Amount is $1,500,000, an amount equal to the product of $1,500,000 multiplied by the Quotient Amount.

     In addition, if Mr. Agbay's termination occurs after January 1, 2000, and the remaining term of Mr. Agbay's contract immediately prior to his termination is more than three years, Mr. Agbay shall receive an amount of cash equal to (at the highest prior levels) the amount of both his base pay and incentive pay which would be paid out over such remaining period of time rather than three years of such base and incentive pay. If Mr. Agbay were to resign following a reduction in his responsibilities or pay or change in location, his agreement deems such a termination as having been effected by the Company.

     Upon expiration of Mr. Agbay's term of employment, Mr. Agbay will receive the following severance payments and further benefits: (i) $2,250,000, but only if the Company has achieved cumulative total revenues of $150,000,000 for the period commencing on January 1, 1997 to the date of expiration, (ii) full payment of any accrued, unpaid salary, bonus and benefit payments; (iii) a sum equal to eighteen months of his highest to date annual base pay; (iv) a sum equal to one and one-half of his highest to date annual bonus earned; and (v) eighteen months of continuation of participation in the Company's benefits (to the extent not received by Mr. Agbay in another position), including health, disability and life insurance, qualified and non-qualified retirement and pensions plans or, if any, the then current value of the same in cash if the terms of such plans preclude such continued participation. If Mr. Agbay were to resign prior to the expiration of the term of employment agreement and absent a reduction in his responsibilities or pay or change in location, Mr. Agbay will receive the following severance payments and further benefits: (i) $1,000,000 if he resigns on or after January 1, 2000, (ii) full payment of any accrued, unpaid salary, bonus and benefit payments; (iii) a sum equal to eighteen months of his highest to date annual base pay; (iv) a sum equal to one and one-half of his highest to date annual bonus earned; and (v) eighteen months of continuation of participation in the Company's benefits (to the extent not received by Mr. Agbay in another position), including health, disability and life insurance, qualified and non-qualified retirement and pensions plans or, if any, the then current value of the same in cash if the terms of such plans preclude such continued participation. If Mr. Agbay's employment were to be terminated for cause (as defined in the agreement), Mr. Agbay would be entitled only to full payment of any accrued, unpaid salary, bonus and benefit payments and retention of any fully vested stock options and similar vested benefits. Pursuant to the agreement, throughout the term of his employment, Mr. Agbay will serve as Chief Executive Officer of the Company.

     Mr. Khan and the Company are parties to an employment agreement for a five year term expiring in October 2001. Unless either party chooses otherwise by notice to the other, the agreement automatically extends at the end of each year for an additional year throughout the term of the agreement. The agreement provides that Mr. Khan is entitled to receive an annual base salary of $150,000 in 1997 subject to annual increases by the Board of Directors (or a duly formed compensation committee thereof) and is eligible to receive an annual incentive bonus upon the achievement of mutually agreed upon revenue and net income performance objectives determined annually by the Chief Executive Officer and Mr. Khan. The employment agreement also provides that Mr. Khan shall receive an additional bonus equal to $2.00 per personal computer sold by the Company throughout the term of his employment with the Company.

     Under his employment agreement, if Mr. Khan's employment is terminated by the Company without cause following a "change of control" (as defined in the agreement), Mr. Khan will receive the following severance payments and further benefits: (i) $750,000, (ii) full payment of any accrued, unpaid salary, bonus and benefit payments; (iii) a sum equal to one year of his highest to date annual base pay; (iv) a sum equal to his highest to date annual bonus earned;
(v) full immediate vesting of any issued but unvested stock options; (vi) one year of continuation of participation in the Company's benefits (to the extent not provided to Mr. Khan in another position), including health, disability and life insurance, qualified and non-qualified retirement and pensions plans or, if any, the then current value of the same in cash if the terms of such plans preclude such continued participation; and (vii) such additional sums as are necessary for Mr. Khan to meet any additional federal taxes and/or penalties due to the payment of severance pay and other benefits having been contingent upon a change in control. If Mr. Khan's employment is terminated by the Company without cause in the absence of such a change of control, Mr. Khan will be entitled to all of the foregoing severance payments and other benefits, other than any additional sums required for the payment of federal taxes and/or penalties in the event of a change in control transaction.

     Upon expiration of Mr. Khan's term of employment, Mr. Khan will receive the following severance payments and further benefits: (i) $750,000, but only if the Company has achieved cumulative total revenues of $150,000,000 for the period commencing on January 1, 1997 to the date of expiration, (ii) full payment of any accrued, unpaid salary, bonus and benefit payments; (iii) a sum equal to one year of his highest to date annual base pay; (iv) a sum equal to his highest to date annual bonus earned; and (v) one year of continuation of participation in the Company's benefits (to the extent not received by Mr. Khan in another position), including health, disability and life insurance, qualified and non-qualified retirement and pensions plans or, if any, the then current value of the same in cash if the terms of such plans preclude such continued participation. If Mr. Khan's employment were to be terminated for cause (as defined in the agreement), Mr. Khan would be entitled only to full payment of any accrued, unpaid, salary, bonus and benefit payments and retention of any fully vested stock options and similar vested benefits.

     The Company is also party to substantially similar employment agreements with each of the other Named Executive Officers: Messrs. Paciello, Melfa and Conrad. These agreements provide for annual base salaries ranging from $110,000 to $150,000, as well as annual bonuses based upon the achievement of mutually agreed upon revenue and net income objectives between the Chief Executive Officer of the Company and the respective Named Executive Officers. Each of these agreements is for a term expiring in March 2000. Each of these agreements provides for severance pay equal to twelve months of the Named Executive Officer's highest monthly base pay if employment is terminated without cause.

     Each of the employment agreements described in the preceding paragraphs include a non-competition covenant pursuant to which the Named Executive Officers of the Company are prohibited from competing with the Company during their respective terms of employment and for a period of 12 months thereafter. Also, each of the agreements described above provides for car allowances ranging from $600 to $1,000 per month. Original employment agreements with each of the Named Executive Officers provided for stock option grants to such executive officers, all of which options were terminated by agreements dated as of December 1, 1995 between the Company and each of the Named Executive Officers. Information with respect to options subsequently granted to the executive officers is set forth above in this Executive Compensation section and below under the heading "Beneficial Ownership of Management."

     In addition, all outstanding option agreements between the Company and each of executive officers provide that all unvested shares subject to stock options held by each of the executive officers vest in full upon a change in control of the Company.


                             CERTAIN TRANSACTIONS

CONVERSION OF PALOMAR DEBT AND ESCROW OF CONTINGENT SHARES

     The net income after taxes, total revenues and per share value of the Common Stock milestones set forth below are not intended to and do not in any manner constitute a forecast, projection or expectation of the Company or its management for the Company's future results of operations or appreciation in the value of Common Stock.

     Palomar and its wholly-owned subsidiary Palomar Electronics Corporation ("PEC") provided all of the Company's funds for operations prior to the Company's initial public offering consummated on April 14, 1997 (the "IPO") in the form of non-interest bearing loans. The total amount of funds provided by Palomar and PEC was $20,792,998 and $2,025,000.

     On March 31, 1997 the Company entered into an agreement with Palomar (the "Agreement") whereby upon the closing of the IPO, $8,249,549 of such indebtedness was to be repaid to Palomar, $4,568,449 converted into 45,684 shares of Convertible Preferred Stock with the terms described below, and $10,000,000 converted into 1,900,000 shares of the Common Stock, of which 700,000 shares were issued without restriction. During 1997 Palomar agreed to pay $1,000,000 of management bonuses for services rendered to the Company in 1996, which was treated as a contribution to the Company's capital by offset of the amounts due Palomar under the Agreement. The Company contends that subsequent to the date of the Agreement, Palomar agreed to a modification to the Agreement to the effect that Palomar would make, by reduction of the amounts due Palomar in cash, additional capital contributions to the Company in the aggregate amount of $3,132,654. Palomar has claimed that such modification was unauthorized and therefore not binding. Although the Company believes it has strong grounds to support its position, the $3,132,654 was not recorded as of December 31, 1997. Nexar paid Palomar $6,700,000 during 1997 pending resolution of this matter.

     Pursuant to the Agreement, the balance of 1,200,000 shares of the Common Stock (the "Contingent Shares") are subject to mandatory repurchase, in whole or in part, by the Company at $0.01 per share after the 48 month anniversary of the IPO unless earlier released from escrow as described below. Palomar sold the Contingent Shares for $5,000 in December 1997 subject to the Company's repurchase rights described below. The Contingent Shares were placed in escrow, subject to release to the holder thereof in installments of 400,000 shares each (upon achievement of any 3 of the 4 milestones specified below; none, some, or all (other than with respect to 1997 which were not achieved) of which may occur) as follows: (a) if the Company achieves $7,000,000 in net income after taxes or $100 million in total revenues for the fiscal year ended December 31, 1997; (b) if the Company achieves $14,000,000 in net income after taxes or $200 million in total revenues for the fiscal year ended December 31, 1998; (c) if the Company achieves $21,000,000 in net income after taxes or $300 million in total revenues for the fiscal year ended December 31, 1999; and (d) if the Company achieves $28,000,000 in net income after taxes or $400 million in total revenues for the fiscal year ended December 31, 2000.

     Alternatively, all of the Contingent Shares will be released to the holder thereof immediately upon the happening of any one of the following: (x) if the average per share market value closing bid price of the Company's Common Stock is (i) $20.25 for ten consecutive trading days at any time prior to the 24-month anniversary of the IPO, or (ii) $24.75 for ten consecutive trading days at any time prior to the 36-month anniversary of the IPO, or (iii) $29.25 for ten consecutive trading days at any time prior to the 48-month anniversary of the IPO; or (y) if the Company achieves $70,000,000 in cumulative net income after taxes for the four fiscal years ended December 31, 2000, or if the Company is party to any merger (other than a merger with a subsidiary or in which the Company is the survivor and "acquiror"), a sale of substantially all assets of the Company or similar change in control transaction.

     If any or all of the alternative conditions for release of the Contingent Shares has not occurred by the 48-month anniversary of the IPO, the balance of the Contingent Shares in escrow at such time shall be repurchased by the Company as described above.

     The 45,684 shares of Convertible Preferred Stock issued to Palomar upon the closing of the IPO are convertible into an aggregate of 406,080 shares of Common Stock at the option of the holder thereof. Prior to any such conversion, the holders of shares of such Convertible Preferred Stock shall have voting rights equal to the number of shares of Common Stock on an "as-converted" basis on the record date of any matter voted on by the stockholders of the Company.

OTHER RELATED PARTY TRANSACTIONS

     The Company's initial upgradable PCs were shipped with motherboards based on technology previously licensed from Technovation Computer Labs, Inc. (Technovation), a Nevada corporation which, to the best of the Company's knowledge, was owned by Babar I. Hamirani, a former executive officer of the Company whose employment was terminated by the Company on November 29, 1996. The Company acquired all such technology and a patent application related thereto, and settled all claims between Mr. Hamirani and the Company, on April 1, 1997 pursuant to an Asset Purchase and Settlement Agreement by and among Mr. Hamirani, Technovation, the Company and Palomar dated as of February 28, 1997 (the "Asset Purchase and Settlement Agreement"). Pursuant to the Asset Purchase and Settlement Agreement and a separate asset purchase agreement between the Company and Palomar, Palomar acquired the subject technology and then conveyed such technology to the Company for consideration paid by the Company in the amount of $2,750,000.

     Comtel Corporation ("Comtel"), formerly a wholly-owned subsidiary of Dynaco Corporation (a wholly-owned subsidiary of Palomar), is a contract manufacturer of PC modem cards and PC boards. In the year ended December 31, 1997, the Company purchased components from Comtel for consideration in the approximate amount of approximately $2,600,000. The Company believes that all of its transactions with Comtel were on terms no less favorable to the Company than could be obtained from unaffiliated parties.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     In March 1998, the Board of Directors established a Compensation Committee consisting of Messrs. Georgiev, Levangie and Glosson. Previously, compensation of the executives of the Company were determined by the full Board of Directors of the Company, which is issuing this report. Going forward, the Compensation Committee will work with management to develop compensation plans for the Company and will be responsible for determining the compensation of each executive officer and submitting such determinations to the Board of Directors for ratification.

     The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Board has been and the Compensation Committee will be guided by the following principals: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other companies in the personal computer industry for officers in comparable positions so that the Company can attract and retain qualified executives and (ii) individual compensation should include components which reflect both the financial performance of the Company and the performance of the individual.

     The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. In general, the Company's compensation program attempts to limit increases in salaries and favors bonuses based on operating results and individual merit. The Board and its Compensation Committee believe that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing the operating results of the Company and by conceiving, developing and positioning the best products in the Company's chosen markets.

     Compensation payments in excess of $1 million to the Chief Executive Officer or other four most highly compensated executive officers are subject to a limitation of deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Board does not expect cash compensation in 1998 to its Chief Executive Officer or any other executive officer in the foreseeable future to be in excess of $1 million. Compensation to such persons relating to stock option awards is expected to qualify for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

BASE SALARY

     The Board has and the Compensation Committee will set the base salary for executives based upon a review of the salaries for comparable positions in high-growth companies in the Company's industry, the historical compensation levels of the Company's executives, and the individual performance of the executives in the preceding year. In 1997, the base salaries of the executive officers were increased at an average rate of 10%. Executive officers whose primary responsibilities are in the area of sales and marketing are also entitled to receive commissions based primarily on the Company's revenues or a specific portion of these revenues.

MERIT BONUS PROGRAM

     The Board has approved and the Compensation Committee will approve management incentive plans which reflects the Board's belief that a portion of each executive officer's compensation should be tied to the achievement by the Company of its operating goals and by each executive officer of his or her individual objectives as determined by the Chief Executive Officer, the Board and its Compensation Committee. The 1997 management incentive plan (the "1997 Incentive Plan") set merit bonus goals as approved by the Board of Directors. Under the 1997 Incentive Plan, executive officers were entitled to receive an average bonus of approximately 35% of base salary if the Company achieved its operating goals for 1997 and the individual executive met or exceeded his objectives.

STOCK-BASED COMPENSATION

     Awards of stock options under the Company's stock option plans are designed to closely tie the long-term interests of the Company's executives and its shareholders and to assist in the retention of executives. The Compensation Committee will select the executive officers, if any, to receive stock options and determine the number of shares subject to each option. The Compensation Committee's determination of the size of option grants will be generally intended to reflect an executive's position with the Company and his or her contributions to the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for 345,000 shares (net of shares exchanged for replacement options) were granted to executive officers in 1997 by the Board of Directors to reward the executive officers for their performance in 1996 and 1997 and to establish appropriate incentives for these key executives.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. Mr. Agbay's base salary for 1997 was increased by approximately 11% over his 1996 salary based upon the extent to which the Company achieved its goals in 1996 and the Board of Director's view of Mr. Agbay's role in that achievement. Mr. Agbay's merit bonus in 1997 was equal to 45% of his base salary based upon his individual performance with respect to his objectives. Mr. Agbay's employment agreement also provides for an additional bonus of $2.00 for each personal computer sold by the Company.

               Albert J. Agbay               Buster C. Glosson
               Steven Georgiev               Joseph E. Levangie


OPTION REPRICING REPORT

     The Board determined in July 1997 that the exercise prices of many stock options previously granted were at such high levels compared to existing market value that the incentive and retention powers of the options had been substantially negated. Accordingly, the Board offered certain employees, including current executive officers, Messrs. Hattori, Paciello, Conrad and Khan and then executive officers, Messrs. Melfa and Lucivero, to exchange options on a one-for-one basis for new options with an exercise price equal to the market value as the effective date of the exchange, which was July 17, 1997.


               Albert J. Agbay               Buster C. Glosson
               Steven Georgiev               Joseph E. Levangie

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company has served as a director or a member of the compensation committee (or other committee serving an equivalent function) of another entity, whose executive officers served as a director of the Company. Prior to the appointment of a Compensation Committee of the Board in March 1998, Mr. Agbay, Chairman of the Board of Directors and the Chief Executive Officer and President of the Company, participated in deliberations of the Board of Directors concerning executive officer compensation.

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

     The following performance graph assumes an investment of $100 on April 9, 1997 (the commencement of the Company's initial public offering) and compares the change to December 31, 1997 in the market price of the Common Stock with a broad market index (S&P 500) and a peer group (the "Peer Group") chosen by the Company of publicly-traded companies (The Panda Project, Inc. and Bitwise Designs, Inc.) with a market capitalization similar to that of the Company and that manufacture and sell personal computers. Each of the companies in the Peer Group has been weighted according to market capitalization at the beginning of the measurement period. The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.



 [PERFORMANCE GRAPH ILLUSTRATING THE INFORMATION SET FORTH IN THE TABLE BELOW]



                               April 9, 1997    December 31, 1997
                               -------------    -----------------
Nexar Technologies, Inc.           $100             $ 52.78
Peer Group                         $100             $ 87.63
S&P 500                            $100             $129.13



     THE BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION AND THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

   APPROVAL OF PRIVATE PLACEMENT AND ISSUANCES OF COMMON STOCK UPON EXERCISE
       OF PREFERRED STOCK AND WARRANTS IN EXCESS OF SHARE ISSUANCE LIMIT
                            _______________________

                               (ITEM 2 OF NOTICE)

     On March 20, 1998, pursuant to several substantially similar Private Placement Purchase Agreements (the "Agreements"), the form of which is attached to this proxy statement as Exhibit A and incorporated by reference herein, the Company consummated a private placement financing transaction (the "Private Placement") resulting in gross proceeds to the Company of $3,200,000. The Company issued an aggregate of 32,000 shares of the Company's Series B Preferred Stock in the Private Placement, each share of which is convertible into the number of shares of Common Stock (subject to the Share Issuance Limit described in the following paragraph) determined by dividing $100 by the lesser of (a) $3.25 and (b) 75% of the average of the closing bid price of a share of the Common Stock during the five trading days prior to such conversion. As compensation for services rendered in connection with the placement of the Series B Preferred Stock, the Company also issued in the Private Placement to two parties warrants (the "Warrants") exercisable prior to March 20, 2002 for up to an aggregate of 2,100,000 shares of Common Stock, subject to the Share Issuance Limit, at the following exercise prices: 1,000,000 shares are exercisable at $4.00 per share; 550,000 shares are exercisable at $4.25 per share and 550,000 shares are exercisable at $4.75 per share. All of the securities sold in the Private Placement were sold solely to accredited investors under the Securities Act of 1933, as amended (the "Securities Act"). The exact number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants (collectively, the "Issuances") cannot currently be determined because the number of shares issuable upon conversion of the Series B Preferred Stock is dependent on future events, principally consisting of the future trading prices of the Common Stock and the conversion decisions of holders of shares of the Series B Preferred Stock. The number of shares of Common Stock issuable as a result of the conversion of the Series B Preferred Stock generally will vary inversely with the market price of the Common Stock. Rules of the National Association of Securities Dealers applicable to the Company require that the Company obtain approval of its stockholders before the issuance at a price per share below the greater of market or book value of the Common Stock of securities (or securities convertible thereinto) having voting power equal to or greater than 20% or more of the outstanding Common Stock of the Company. Accordingly, the Warrants and the Certificate of Designation (the "Certificate") for the Series B Preferred Stock each provide that no more than 2,001,810 shares (the "Share Issuance Limit") of Common Stock (equal to approximately 19.99 percent of the Common Stock based on the 10,009,055 shares of Common Stock outstanding as of March 20,
1998) are issuable upon the total aggregate of conversions of the Series B Preferred Stock and the Warrants (on a first converted/first exercised basis) until stockholder approval of the Issuances are obtained. The Certificate and the Warrants (the forms of each of which are attached as exhibits to Exhibit A to this Proxy Statement) require that the Company seek to obtain stockholder approval of the Issuances at a meeting of stockholders on or prior to June 30, 1998. Depending on the market price of the Common Stock and the timing of conversion of Series B Preferred Stock, if stockholders approve the Issuances and the Private Placement at the Annual Meeting, the conversion of Series B Preferred Stock and/or the exercise of the Warrants could result in the issuance of more than 20% of the voting power of Common Stock outstanding before the issuance. Under the terms of Certificate and the Warrants, holders of shares of Common Stock issued upon conversion of the Series B Preferred Stock or exercise of the Warrants are not entitled to vote such shares at the Annual Meeting.

     Until converted, each share of Series B Preferred Stock is entitled to receive quarterly dividends at the rate of $5.00 per share per annum, payable in cash or shares of Common Stock having a market value equal to the dividend payable. The Company has agreed to register the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, shares issued in lieu of cash dividends thereon and shares issued upon exercise of the Warrants for resale under the Securities Act no later than May 1, 1998. The dividend increases to $18.00 per share per annum if resales of the Issuances are not subject to an effective registration statement under the Securities Act by June 30, 1998 and to $24.00 a share per annum if resales of shares issued in the Issuances are not subject to such a registration statement by August 31, 1998. Each share of Series B Preferred Stock is also entitled to a liquidation preference of $100 per share, plus any accrued but unpaid dividends in preference to any other class or series of capital stock of the Company. Except as provided by applicable law, holders of shares of Series B Preferred Stock have no voting rights. Shares of Series B Preferred Stock are convertible at any time prior to March 1, 2000, on which date all outstanding shares of the Series B Preferred Stock will automatically convert into shares of common stock at the applicable conversion rate. Each of the Warrants and the terms of the Series B Preferred Stock provide that the holders thereof cannot exercise or convert such securities to the extent that after such conversion or exercise the holder thereof would be the beneficial owner of more than 9.9% of the then outstanding shares of Common Stock.

     If stockholder approval of the Issuances are not approved by the stockholders at a meeting held prior to June 30, 1998, the holders of the Series B Preferred Stock shall have the right at any time to require the Company to redeem any portion or all of any outstanding shares of the Series B Preferred Stock at a price equal to $125 per share which sum would accrue interest at the rate of 11% per annum until paid. If all 32,000 shares of Series B Preferred Stock were so redeemed, the Company would be required to pay the holders thereof a total of $4,000,000. In addition, during the absence of such stockholder approval the holders of the Warrants shall have the right to require the Company to redeem any portion of the Warrants designated by such holders for redemption at a redemption price per share equal to the pre-tax profit such holders would have earned had such holders, at the close of business on the date of its demand for redemption, exercised the redeemed portion and simultaneously sold the shares received on such exercise at the closing sales price of the Common Stock on such date, such redemption price accruing interest at 11% per annum until paid. There can be no assurance that the Company will have available cash resources to redeem the Series B Preferred Stock or Warrants if required to do so. In the event stockholder approval of the Issuances is not obtained, redemption of a substantial number of shares of Series B Preferred Stock or Warrants could have a material adverse effect on the Company's financial condition and its ability to implement its business strategy. Further, if any such redemption causes the Company to fail to meet the listing requirements of the Nasdaq National Market, including the requirement that the Company have tangible net assets in excess of $4 million, the Company would be subject to delisting. If delisted from the Nasdaq National Market, the Company would attempt to become listed on another stock exchange where it is able to meet the listing requirements or to arrange for the Common Stock to be traded on the Nasdaq electronic bulletin board.

     The issuances of shares of Common Stock upon the conversion of outstanding shares of Series B Preferred Stock will have no effect on the rights or privileges of existing holders of Common Stock except that the economic interests and voting rights of each stockholder will be diluted as a result of such issuances. Further, prior to conversion, holders of Convertible Preferred Stock will be entitled to receive dividends and distributions upon a liquidation of the Company in preference to claims of holders of the Common Stock. The Company intends to use the proceeds of the Private Placement and of any Issuances upon the exercise of the Warrants for working capital.

     The Board of Directors believes that approval of the Issuances and the Private Placement are in the best interests of the Company and its stockholders and therefore recommends that stockholders vote FOR this proposal. If the enclosed proxy card is returned, the shares represented by the proxy will be voted to approve such proposal unless the proxy indicates to the contrary and may be voted in favor of adjournment of the meeting in order to permit further solicitation of proxies with respect to such proposal if sufficient votes in favor of such proposal have not been received.


                           RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS
                            _______________________

                               (ITEM 3 OF NOTICE)

     On the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman, LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 1998. A representative of BDO Seidman, LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

     The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

     On November 13, 1997 Arthur Andersen LLP ("Arthur Andersen") informed the Company that it was resigning as the Company's independent accountants. On December 29, 1997 the Company engaged BDO Seidman, LLP to be its new independent auditors. The following information is provided in response to an SEC regulation:

     (i) None of the reports of Arthur Andersen on the Registrant's financial statements since the Company's inception in March 1995 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

     (ii) In connection with its audits for the fiscal year ended December 31, 1996 and for the period from inception (March 7, 1995) to December 31, 1995, and through November 13, 1997, there were no disagreements or events with Arthur Andersen of the type required to be disclosed by the SEC's applicable regulation, other than a single difference of opinion between the Company and Arthur Andersen, which was resolved to Arthur Andersen's satisfaction, regarding the accounting of certain sales of products to a new foreign distributor during the quarter ended June 30, 1997. Arthur Andersen took the position that the appropriate accounting was to defer the recognition of revenue on these transactions until payment was received. After full discussion of the matter between Arthur Andersen and the Audit Committee of the Company's Board of Directors, the Company accepted Arthur Andersen's recommended accounting treatment prior to releasing its earnings for such period and filing its Form 10-Q for such quarter. The Company authorized Arthur Andersen to respond fully to any inquiries by the Company's new certifying accountants concerning such resolved matter.

     Pursuant to a request of the Company, Arthur Andersen furnished it with a letter dated November 20, 1997 addressed to the SEC stating that firm's agreement with the information set forth in (i) and (ii) above. Such letter was filed as an exhibit to the Company's Form 8-K filed on November 20, 1997 reporting Arthur Andersen's resignation.


                              SECTION 16 REPORTING

     Section 16(a) of the 1934 Act requires the Company's directors and officers and persons who own more than ten percent of the Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based on a review of the copies of such reports received by it or a written representation from certain reporting persons that no Form 5 was required for such persons, the Company believes that all required filings for the acquisition of 80,000 shares of Common Stock were timely made during 1997, except that Mr. Georgiev filed a Form 4 late reporting his exercise in September 1997 of a stock option for the acquisition in April of 80,000 shares of Common Stock and Mr. Agbay filed a Form 4 late reporting his purchase in April, 1997 of 100 shares of Common Stock. In addition, based solely on a review of reports on Form 3 and Form 4 obtained by the Company, Clearwater Funds IV, LLC ("Clearwater"), Leonard Donadio, and Palomar were late in filing Form 3s reporting their ownership of more than 10% of the Common Stock of the Company, and Palomar was late in filing Form 4s reporting its acquisition of 300,000 shares of Common Stock in April 1997.

                FINANCIAL INFORMATION INCORPORATED BY REFERENCE

     The following financial information, which has been filed with the SEC, is incorporated herein by reference:

     (a) The Company's audited consolidated financial statements, including the notes thereto and together with auditor's reports thereon, appearing on pages F-1 to F-34 of the Company's Annual Report on Form 10-K (the "1997 Form 10-K") for the year ended December 31, 1997, as included in the Company's 1997 Annual Report to Stockholders (the "Annual Report to Stockholders") being furnished to stockholders together with this proxy statement); and

     (b) Management's Discussion and Analysis of Financial Condition and Results of Operations appearing on pages 20-25 of the Form 10-K as included in the Annual Report to Stockholders furnished herewith.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF THE 1997 FORM 10-K, INCLUDING STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON WRITTEN REQUEST TO GERALD Y. HATTORI, CHIEF FINANCIAL OFFICER, NEXAR TECHNOLOGIES, INC., 527 TURNPIKE ROAD, SOUTHBOROUGH, MASSACHUSETTS 01772.

                     STOCKHOLDER PROPOSALS FOR 1999 MEETING

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received on or before February 7, 1999 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices and addressed to the Chief Financial Officer. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                                 OTHER MATTERS

      The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

     The Company will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

                                            By order of the Board of Directors,


                                            /s/ David A. Cifrino
                                            David A. Cifrino
                                            Secretary


April 27, 1998



  The Board of Directors hopes that stockholders will attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

    EXHIBIT A
    ---------


                 FORM OF PRIVATE PLACEMENT PURCHASE AGREEMENT
                 --------------------------------------------


Nexar Technologies, Inc.
257 Turnpike Road
Southborough, MA 01772
re: Purchase of Securities

Gentlemen:

  1.  Certain Representations; Opinion of Counsel.

      (a) Nexar Technologies, Inc. (the "Company") represents and warrants to the undersigned ("Holder") as follows:

          (i) all filings which the Company has made with the Securities and Exchange Commission ("SEC") during the past 12 months were correct and accurate in all material respects as of the date of their filing and in all material respects stated all facts necessary to make such filings not misleading as of the date of their filing;

          (ii) there has been no material adverse change in the business, assets or financial condition of the Company since the most recent such filing, except for adverse changes in the Company's financial condition and results of operations since September 30, 1997;

          (iii) the Company has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by it or its stockholders to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; and

          (iv) neither the execution, delivery nor performance of this Agreement by the Company will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the Company's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which the Company is a party or by which it may be bound or affected.

      (b) Counsel to the Company is concurrently herewith rendering an opinion to Holder in respect of the validity of the securities issued hereby and on certain other matters.

  2.  Sale of Securities.

      (a) The Company hereby agrees to sell to Holder, and Holder hereby agrees to purchase from the Company, the number of shares of Series B Convertible Preferred Stock ("Preferred"), in multiples of 200, set forth opposite Holder's name below. The purchase price for each share of Preferred is $100, and is payable in cash concurrently herewith.

      (b) The Certificate of Designation of the Preferred is in the form of
          Exhibit 1.

      (c) The term "Purchasers" as used herein means Holders who in the aggregate are on this date (the "Closing Date") purchasing 32,000 shares of Preferred under agreements of the same tenor as this Agreement.

  3.  Commissions.

    (a) The Company will pay to each of Adar Equities, LLC ("Adar") and Mueller & Company , Inc. ("Mueller") a finder's fee equal to 2.5% of the gross proceeds to the Company from the sale of the Preferred.

    (b) In addition, as a further fee, the Company shall concurrently herewith issue:

        (i) to Adar a warrant in the form of Exhibit 2A (an "A Warrant") to purchase 1,000,000 shares of common stock of the Company ("common stock"),

        (ii) to Adar a warrant in the form of Exhibit 2B (a "B Warrant") to purchase 25,000 shares of common stock,

        (iii) to Mueller a B Warrant to purchase 525,000 shares of common stock, and

        (iv) to Adar a warrant in the form of Exhibit 2C (a "C Warrant") to purchase 25,000 shares of common stock, and

        (v) to Mueller a C Warrant to purchase 525,000 shares of common stock

    (c) The warrants aforesaid are collectively referred to herein as the "Warrants."

  4.  Registration.

    (a) The Company will, on or before May 1, 1998 file a registration statement on Form S-3 (the "Registration Statement") for the public sale by Holder of the shares which are issuable on conversion of the Preferred and for the public sale by Adar and Mueller of shares issuable on exercise of the Warrants. Sufficient shares shall be registered to cover conversions of the Preferred at a Conversion Price (as defined in the Preferred) of $2.00 and exercise of all of the Warrants. The Registration Statement shall also cover such indeterminate number of shares as may be permitted under Rules 416 and 457 under the Securities Act of 1933. If, as of the close of business on any date, the number of shares registered under the Registration Statement or a supplementary registration statement is less than 120% of the number of shares then issuable under the Preferred (based on the then Conversion Price) and Warrants, the Company shall forthwith file a new or amended registration statement to cover conversions at one-half of such Conversion Price; such additional registration statement(s) shall also constitute a "Registration Statement" for all purposes hereof. The shares to be covered by the Registration Statement are collectively referred to as the "registered shares."

    (b) The Company shall be entitled to impose reasonable black-out periods, not to extend beyond 30 days per black-out, and not to exceed two black-out periods in any 12-month period, during which sales may not be made under the Registration Statement as a result of the occurrence of material developments which render the Registration Statement incomplete or misleading. The Company will within 10 days of the commencement of each black-out amend or supplement the Registration Statement, if necessary, so as to permit resumption of sales thereunder.

    (c) In addition to, and without limiting Holder's other remedies, for each month (pro rated for any part of a month) by which the Company is late in filing the Registration Statement, the Company will pay to Holder promptly upon demand an amount equal to 1% of the purchase price paid by Holder for the Preferred hereunder. For example, if the Registration Statement is filed on May 16, 1998 (i.e., 15 days late) and Holder has paid $100,000 for the Preferred, the Company shall upon request pay to Holder $500.

    (d) The Company shall use its diligent efforts to cause the Registration Statement to become effective not later than 90 days after the date of this Agreement, and to remain effective for two years and thereafter so long as any Warrants remain exercisable. The registration shall be accompanied by blue sky clearances in such states as Holder may reasonably request. The Company will file an acceleration request with the SEC no later than three business days after SEC clearance to do so.

    (e) The Company shall pay all expenses of the registration hereunder, other than Holder's underwriting discounts, brokerage fees and counsel or other fees and selling expenses.

    (f) The Company shall supply to Holder a reasonable number of copies of all registration materials and prospectuses. The Company and Holder shall execute and deliver to each other indemnity agreements which are conventional in registered offerings of this type. The Holder shall reasonably cooperate with the Company in the preparation and filing of the Registration Statement and appropriate amendments thereto, and shall provide to the Company such information with respect to the Holder as the Company may reasonably require in connection therewith.

    (g) Holder may transfer all or any part of its registration rights to "permitted transferees" of the Preferred or portions thereof. A "permitted transferee" is a person to whom a transfer of one or more Preferred is made at one time in accordance with the terms of this Agreement, but only if such transfer is in compliance with applicable federal and state securities laws and only if the transferee in a written notice addressed to the transferor and to the Company (i) agrees to comply with all covenants and agreements set forth in this Agreement, and (ii) can and does make each of the representations and warranties of Holder set forth in this Agreement.

    (h) Once the registration statement is effective, the Company will issue UNLEGENDED shares of common stock (in form which can be transmitted electronically if desired by Holder):

         (i) on conversion of the Preferred, whether or not such shares are sold simultaneously with such conversion or exercise; or

         (ii) in exchange for any legended shares of common stock which were issued on prior conversion of the Preferred.

    (i) Holder covenants that in connection with all sales pursuant to the Registration Statement it will deliver to the buyer or its agent a copy of the prospectus which shall constitute a part of the Registration Statement.

    (j) Should Holder from time to time or times give to the Company notice that it has assigned the Warrants or any portion thereof, the Company shall, within ten business days after receipt of such notice as provided below, file a supplement to the registration statement to reflect the name(s) of the transferee(s) as a selling shareholder.

     5. Until the 90/th/ day after the date of the effectiveness of the Registration Statement, the Company shall not issue any securities pursuant to Regulation D or Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"). From the 91/st/ day until the 180/th/ day after the date of the effectiveness of the Registration Statement, the Company shall not issue any securities pursuant to Regulation D or Section 4(2) under the Securities Act unless the Company first offers to the Purchasers the 30-day right of first refusal to purchase such securities, allocated among Purchasers based on the respective number of shares of Preferred purchased by them. So long as any shares of Preferred are outstanding, the Company shall not issue any securities under Regulation S under the Securities Act.

     6. The Company represents that neither the issuance of the Preferred and Warrants, nor the conversion or exercise thereof, will trigger any rights or obligations under any outstanding securities of the Company.

     7. The Company's obligations under this Agreement and under the securities issuable hereunder shall not be subject to defense, offset or counterclaim for any matter or thing. All claims by the Company against any holder of such securities shall be brought by the Company in separate actions for monetary damages only, and injunctive relief shall not be available.

     8.  Securities Representations.

         (a) Holder represents and warrants that it is purchasing the Preferred solely for investment solely for its own account and not with a view to or for the resale or distribution thereof except as permitted under the Registration Statement or as otherwise permitted under the Securities Act.

         (b) Holder understands that it may sell or otherwise transfer the Preferred or the shares issuable on conversion of the Preferred only if such transaction is duly registered under the Securities Act, under the Registration Statement or Rule 144 or otherwise, or if Holder shall have received the favorable opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act, and registration or qualification in every applicable state. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Holder realizes that the Preferred are not a liquid investment.

         (c) Holder has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities Act) in evaluating the risks and merits of this investment. Holder has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

         (d) Holder represents and warrants that Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act, and shall be such on the date any Preferred are issued to the holder; Holder acknowledges that Holder is able to bear the economic risk of losing Holder's entire investment in the shares and understands that an investment in the Company involves substantial risks; Holder has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Holder; and Holder has invested in previous transactions involving restricted securities. Holder has had the opportunity to discuss the Company's affairs with the Company's officers.

     9. Fee. Concurrently herewith, the Company is paying to Oscar D. Folger, as counsel to certain Purchasers, a fee in the amount of $15,000.

     10. Hedging Transactions. Nothing contained herein shall limit the right of Holder, to the extent permitted by law, to engage in hedging, short sale and similar transactions in securities of the Company. The Holder represents that Holder has no current short position in securities of the Company.

     11. Miscellaneous.

         (a) This Agreement may not be changed or terminated except by written agreement. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties, and may be signed in counterparts. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware. The federal and state courts sitting in Boston, Massachusetts shall have exclusive jurisdiction over all matters relating to this Agreement. Trial by jury is expressly waived.

         (e) All notices, requests, service of process, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one day after properly sent by recognized overnight courier, addressed to the respective parties at their address set forth in this Agreement or (iii) on the day transmitted by facsimile so long as a confirmation copy is simultaneously forwarded by recognized overnight courier, in each case addressed to the respective parties at their address set forth in this Agreement. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

     12. Except as otherwise set forth herein, each party hereto shall be responsible for its own expenses with regard to the negotiation and execution of this Agreement.


Dated: March 20, 1998
                     ---------------------------
HOLDER:
       -----------------------------------------

Signature:
          --------------------------------------

type or print name:
                   -----------------------------

Address:
        ----------------------------------------
Fax No.
       -----------------------------------------

Social Security No or EIN:
                          ----------------------
Number of shares of Preferred:
                               -----------------
AGREED:

NEXAR TECHNOLOGIES, INC.

BY
  ----------------------------------------------

                                   EXHIBIT 1

                           Certificate of Designation

                            NEXAR TECHNOLOGIES, INC.

     There is hereby created a series of the Preferred Stock of this corporation to consist of 32,000 of the shares of Series B Convertible Preferred Stock, $.01 par value per share, which this corporation now has authority to issue.

     1. The distinctive designation of the series shall be "Series B Convertible Preferred Stock" (the "Preferred Stock" or the "Series B Preferred Stock"). The number of shares of Series B Convertible Preferred Stock shall be 32,000.

     2. For purposes of this Certificate of Designation and the Company's Certificate of Incorporation, (i) any series of Preferred Stock of the Company entitled to dividends and liquidation preference on a parity with the Series B Preferred Stock shall be referred to as "Parity Preferred Stock," (ii) any series of Preferred Stock ranking senior to the Series B and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Senior Stock," and (iii) the Common Stock and any series of Preferred Stock ranking junior to the Series B and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Junior Stock." As of the date of this Certificate of Designation there is not outstanding any Parity Preferred Stock. Without limiting the generality of the foregoing, the outstanding 45,684 shares of the Company's Convertible Preferred Stock are and shall be Junior Stock.

     3. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of Senior Stock, the holders of Series B Preferred Stock and Parity Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Junior Stock or Common Stock by reason of their ownership thereof, an amount equal to their full liquidation preference, which in the case of shares of Series B Preferred Stock shall be $100 per share, plus accrued and unpaid dividends (the "Redemption Value"). If, upon such liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to the holders of its stock be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Preferred Stock and Parity Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of Preferred Stock and Parity Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Company nor the sale, lease or transfer by the Company of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of this paragraph.

  4.  Certain Definitions and References

      (a) The Preferred Stock is being issued under Private Placement Purchase Agreements between the Company and the holders of the Preferred Stock (each, a "Subscription Agreement").

      (b) The terms "Registration Statement" and "Closing Date" shall have the meanings attributed thereto in the Subscription Agreement, and the term "Effective Date" means the date on which the Registration Statement shall be declared to be effective.

  5.  Dividends

    (a) The holders of the Preferred Stock shall be entitled to receive a dividend, payable in arrears quarterly on the last day of each calendar quarter commencing with the calendar quarter which begins on April 1, 1998 or on earlier conversion or redemption of the Preferred Stock, which accrues from the date of issuance at the annual rate of $5 per share, provided that the annual rate shall be $18 during any First Delay Period and the annual rate shall be $24 during any Extended Delay Period.

       (i) The reference to the "First Delay Period" shall apply only if the Effective Date has not occurred by the close of business on June 30, 1998 and means the period which begins on July 1, 1998 and ends on the earlier of August 31, 1998 or the Effective Date.

       (ii) The reference to the "Extended Delay Period" shall apply only if the Effective Date has not occurred by August 31, 1998 and means the period which begins on September 1, 1998 and ends on the Effective Date .

   (b) The dividends shall be payable at the option of the Company either in cash or in shares of Common Stock which on the date of the dividend payment are convertible into shares of Common Stock which have a value equal to the dividend, provided that dividends may be paid in Common Stock only if the public sale thereof is permitted under a then effective registration statement. The value of each share of Common Stock for the purposes of any dividend payment shall be equal to the average of the last reported sales prices therefor on the NASDAQ National or Small Cap Market on the last five trading days prior to the date of the payment.

   (c) Nothing in this Certificate shall limit any other remedies which may be available to the Holder by reason of any delay in the filing or the effectiveness of the Registration Statement.

  6.   Conversion

   (a) The holder shall have the right at any time (whether before or after the Effective Date or otherwise) in its sole discretion, to convert the Preferred Stock, in whole or in part, into a number of shares (the "Conversion Shares") of the Company's common stock (the "Common Stock") equal to $100 per share converted divided by the Conversion Price. The Conversion Price means the lesser of (1) $3.25 or (2) 75% of the average of the closing bid price of a share of Common Stock of the Company during the five trading days prior to such conversion.

   (b) In the event that the holder elects to exercise its conversion rights hereunder, it shall give to the Company written notice (by fax or overnight courier service or personal delivery) of such election and shall surrender his Preferred Stock to the Company for cancellation. Conversion shall be effective upon the giving of such notice provided that the certificate for the converted Preferred Stock is received by the Company within three days thereafter. The Company shall, within three business days after receipt by the Company of notice of conversion and the Preferred Stock being converted, deliver irrevocable instructions to its transfer agent (with a copy to Holder) to DWAC the shares of Common Stock issuable on such conversion. In addition to, and without limiting any other remedy available to Holder for any breach by the Company of its obligation timely to DWAC shares upon conversion as aforesaid , (1) Holder shall be entitled at its option by notice to rescind any such conversion, and (2) the Company shall forthwith upon Holder's demand from time to time or times pay to Holder $50 per share for each day of delay in fulfilling such obligation. Such obligation to pay such amount shall accrue interest, payable on demand, at the rate of 11% per annum.

   (c) The Preferred Stock shall on March 1, 2000 automatically convert into Common Stock at the then Conversion Price, provided that such conversion shall occur on such date only if the Company's listing on the NASDAQ Small Cap or National Market has then been in effect at all times from and after January 1, 1999, and only if all of the Common Stock issuable upon conversion of the Preferred Stock may then be resold publicly pursuant to an effective registration statement under the Securities Act of 1933 or under Rule 144 thereunder. If by reason of the proviso in the preceding sentence the Preferred Stock shall not convert automatically on March 1, 2000, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, require the Company forthwith to redeem the Preferred Stock at a redemption price equal to $100 per share plus accrued dividends. The redemption price shall accrue interest payable on demand at the rate of 15% per annum.

   (d) The Company shall reserve for issuance on conversion and exercise of the Preferred Stock and the Warrant (as defined in the Subscription Agreement) the number of shares of Common Stock which would be issuable under the Preferred Stock if converted at a Conversion Price of $1.50, and shall reserve additional shares as requisite should the Conversion Price decline below $1.50. The Company shall use its diligent efforts promptly to list on NASDAQ all shares of Common Stock which are issued upon conversion of the Preferred Stock.

   (e) The Preferred Stock shall be convertible at any time only to the extent that Holder would not as a result of such exercise (and after giving effect to any shares or warrants or other securities owned by Holder) beneficially own more that 9.99% of the then outstanding Common Stock. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The opinion of counsel to Holder shall prevail in the event of any dispute on the calculation of Holder's beneficial ownership.

   (f) If any consolidation or merger of the Company into another corporation which has a market capitalization of not less than $75 million, or the sale or conveyance of all or substantially all of its assets to any such corporation, shall be effected, then, at the election of the Company, exercisable by notice (an "Automatic Conversion Notice") to the Holder given not later than the 20/th/ business day prior to the consummation of such transaction, the Preferred Stock shall be deemed automatically converted immediately prior to the consummation of such transaction as provided above, provided that:

       (i) cash shall be payable in respect of the Company's common stock in the transaction or the securities issuable in respect of the Company's common stock in the transaction shall be immediately freely and publicly tradeable; and

       (ii) the Company shall give to the holders of the Preferred Stock not less than 20 days' prior written notice of such transaction. For purposes of this Section, "market capitalization" shall mean the product of the number of outstanding shares of the other corporation's stock multiplied by the average of the closing bid prices for the other corporation's stock (as quoted on a national securities exchange or on NASDAQ) during the 20 trading days prior to the measurement date.

    (b) If the Company does not timely give an Automatic Conversion Notice in respect of a transaction referred to above, or if any other consolidation, merger or sale shall be effected, or if any capital reorganization or reclassification of the Common Stock shall be effected, then, as a condition precedent of such transaction, appropriate provision shall be made to the end that conversion rights hereunder (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to the kind of stock, securities or assets which are deliverable in respect of Common Stock upon the consummation of such transaction, to the end that the Holder shall have the right to receive upon conversion the kind of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such transaction had the Preferred Stock been converted immediately prior to such event.

    (c) The Company covenants to call a special or annual meeting of shareholders which will be held on or before June 30, 1998 and at which the Company's shareholders will be asked to approve the issuance of shares on conversion of the Preferred Stock and Warrants issued to the Purchasers (each such terms as defined in the Subscription Agreement). The Board of Directors of the Company will recommend that the shareholders of the Company vote in favor of such approval. Until such approval is obtained, the maximum number of shares which will be issued on conversion of the Preferred Stock and exercise of the Warrants is 2,001,810, issuable on a first converted-first exercised basis. Should such approval not be obtained by the close of business on June 30, 1998, then until such approval is obtained, the Company shall on demand by Holder made at any time or times redeem any portion of the Preferred Stock designated by Holder for redemption (the "Redeemed Portion") at a redemption price per share equal to $125 plus accrued dividends. The redemption price shall be payable within five business days after demand for redemption is made, and shall accrue interest payable on demand at 11% per annum. The Holders of shares of common stock issued on conversion of the Preferred Stock shall not vote their shares of common stock at the meeting aforesaid.

     7. Purchase for Investment. The Holder, by acceptance of shares of Preferred Stock, acknowledges that the Preferred Stock (and the Common Stock into which the Preferred Stock is convertible) has not been registered under the Act, covenants and agrees with the Company that such Holder is taking and holding the Preferred Stock (and the Common Stock into which the Preferred Stock is convertible) for investment purposes and not with a view to, or for sale in connection with, a distribution thereof and that the Preferred Stock (and the Common Stock into which the Preferred Stock is convertible) may not be assigned, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Act or an opinion of counsel for the Holder, which counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is in compliance with the Act, and represents and warrants that such Holder is an "accredited investor" that such Holder has, or with its representative has, such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks in respect of this Preferred Stock (and the Common Stock into which the Preferred Stock is convertible) and is able to bear the economic risk of such investment.

     8. The Company covenants and agrees that all shares of Common Stock which may be issued upon conversion of this Preferred Stock will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof.

  9.  Certain Events of Mandatory Redemption.

    (a) An "event of redemption" with respect to this Preferred Stock shall exist if any of the following shall occur, if:

     (i) The Company shall breach or fail to comply with any provision of this Preferred Stock and such breach or failure shall continue for 15 days after written notice by any Holder of any Preferred Stock to the Company.

     (ii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 15 days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 15 days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 45 days after such filing.

     (iii) The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

     (iv) The Company shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.

    (b) If an event of redemption shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, require the Company forthwith to redeem the Preferred Stock at a redemption price equal to $100 per share plus accrued dividends. The redemption price shall accrue interest payable on demand at the rate of 15% per annum.

     10. Without the consent of a majority in interest of the holders of the Preferred Stock, the Company shall not create any class of equity security which is senior to or on parity with the Preferred Stock in liquidation rights, other than in connection with the sale of shares to existing stockholders of the Company; or to an entity whose relationship with the Company creates intangible value for the Company; or to fund merger and/or acquisition related activity.

     11. All share, redemption and similar amounts are subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalization and similar events.

     12. The Preferred Stock shall have no voting rights except as otherwise required by law.

  13.  Miscellaneous.

    (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Company in accordance with this Section, or (b) if to the Company, to it at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section.

    (b) The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

    (c) The Holder shall be entitled to recover its legal and other costs of collecting on the Preferred Stock, and such costs shall accrue interest, payable on demand, at the rate of 15% per annum.

     In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

                             Exhibit 2A, 2B and 2C

[Note that all exhibits are identical except as set forth in Section 1 regarding the exercise price]

  Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act or an opinion of counsel to the effect that such registration is not required.

                           NEXAR TECHNOLOGIES, INC.
                                    WARRANT

DATED:

Number of Shares:

Holder:

Address:

_______________________________

1. THIS CERTIFIES THAT the Holder is entitled to purchase from NEXAR TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the "Company"), the number of shares of the Company's common stock ("Common Stock") set forth above, at an exercise price per share equal to

      1.1.1.  [For Exhibit A] $4.00

      1.1.2.  [For Exhibit B] $4.25

      1.1.3.  [For Exhibit C] $4.75

2. All rights granted under this Warrant shall expire on the fourth anniversary of the date of issuance of this Warrant, provided that this Warrant may expire earlier as provided in Section 3.

3. Early Expiration.

   3.1.  The following terms shall have the following definitions:

      3.1.1. Effective Date means the date of the effectiveness of the registration statement (the "Registration Statement") referred to in a Private Placement Purchase Agreement dated as of the date of this Warrant.

      3.1.2. The "30-day Price" means the closing bid price (on NASDAQ or such other securities exchange where the common stock may then be listed) of the Common Stock in a period of 30 consecutive trading days (the "Test Period") which begins after the Effective Date and through which the Registration Statement continues to be effective.

   3.2. If any 30-day Price is not less than $7 per share in any Test Period, then, upon notice given by the Company within 10 days after the end of such Test Period, this Warrant shall expire.

4. This Warrant may be exercised in whole or in part at any time prior to expiration.

5. Notwithstanding anything to the contrary contained herein, Holder shall not have the right to exercise this Warrant so long as and to the extent that at the time of such exercise, such exercise would cause the Holder then to be the "beneficial owner" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 10% or more of the Company's then outstanding Common Stock. The opinion of counsel to Holder shall prevail in the event of any dispute on the calculation of Holder's beneficial ownership.

6. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated in whole or in part, only if registered by the Company under the Securities Act of 1933, as amended (the "Act"), or if the Company has received from counsel to the Holder a written opinion to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion. Notwithstanding the above, this Warrant may only be transferred to a transferee that is, and has complied with the requirements of, a "permitted transferee" (as defined in the Subscription Agreement).

7. The holder of this Warrant is entitled to certain registration rights under an Agreement dated of even date herewith (the "Subscription Agreement"). Upon each permitted transfer of this Warrant after the registration statement has been declared effective, the Company will within ten business days after receipt of notice thereof supplement the registration statement to reflect the name of the transferee as a selling shareholder thereunder.

8. The Company covenants to call a special or annual meeting of shareholders which will be held on or before June 30, 1998 and at which the Company's shareholders will be asked to approve the issuance of shares on conversion of the Warrants and the Preferred Stock issued to the Purchasers (each such terms as defined in the Subscription Agreement). The Board of Directors of the Company will recommend that the shareholders of the Company vote in favor of such approval. Until such approval is obtained, the maximum number of shares which will be issued on conversion of the Preferred Stock and exercise of the Warrants is 2,001,810, issuable on a first converted-first exercised basis. Should such approval not be obtained by the close of business on June 30, 1998, then until such approval is obtained, the Company shall on demand by Holder made at any time or times redeem any portion of the Warrants designated by Holder for redemption (the "Redeemed Portion") at a redemption price per share equal to the pre-tax profit Holder would have earned had Holder, at the close of business on the date of its demand for redemption, exercised the Redeemed Portion and simultaneously sold the shares received on such exercise at the closing NASDAQ sales price on such date. The redemption price shall be payable within five business days after demand for redemption is made, and shall accrue interest payable on demand at 11% per annum. The Holders of shares of common stock issued on conversion of the Warrants shall not vote such shares of common stock at the meeting aforesaid.

9. Any permitted assignment of this Warrant shall be effected by the Holder by
   (i) executing a standard form of assignment, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Holder referred to above; and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that transferee is, and has complied with the requirements of, a "permitted transferee" (as defined in the Subscription Agreement).

10. The transferor will pay all relevant transfer taxes. Replacement warrants shall bear the same legend as is borne by this Warrant.

11. The term "Holder" should be deemed to include any permitted transferee of record of this Warrant.

12. Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

13. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

14. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the Exercise Price and in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

15. The rights represented by this Warrant may be exercised at any time within the period above specified by faxed notice of exercise which is followed within three business days by (i) surrender of this Warrant at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company by wire transfer or certified or bank check of the exercise price for the number of shares of common stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such shares are being acquired by the Holder for investment and not with a view to their distribution or resale (unless such distribution or resale is permitted under the Act) and of an opinion of Holder's counsel if reasonably requested by the Company. Notwithstanding the above, unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, such shares may only be transferred to a transferee that is, and has complied with the requirements of, a "permitted transferee" (as defined in the Subscription Agreement).

16. Within five business days following exercise of this Warrant or any part of this Warrant (inclusive of payment of the exercise price therefor and delivery of the documents required above in connection therewith), the Company shall deliver to Holder, or, at Holder's request, DWAC, certificates evidencing the shares of Common Stock so purchased. Such certificates shall bear appropriate restrictive legends in accordance with applicable securities laws, but shall be unrestricted and bear no legends once the registration statement referred to above has been declared effective. In the event the Company breaches its obligation timely to deliver shares of common stock on conversion, then, without limiting Holder's other rights and remedies, the Company shall forthwith pay to the Holder an amount accruing at the rate of $1,000 per day for each day of such breach for each 20,000 shares of common stock subject to this Warrant, with pro rata payments for shares in an amount less than 20,000.

17. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware. The federal and state courts in Boston, Massachusetts shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances well as other remedies.

     IN WITNESS WHEREOF, Nexar Technologies, Inc. has caused this Warrant to be signed by its duly authorized officers under Its corporate seal, and to be dated as of the date set forth above.


NEXAR TECHNOLOGIES, INC.


By
  --------------------------

                            Nexar Technologies, Inc.

                               257 Turnpike Road

                             Southborough, MA 01772

                           re: Purchase of Securities


Mueller & Company. Inc.


Adar Equities, Inc.


Gentlemen:


  1. Reference is made to a Private Placement Purchase Agreements (each, an "Agreement") dated as of this date by and among certain purchasers and Nexar Technologies, Inc. (the "Company"). Capitalized terms used herein have the meanings attributed thereto in the Agreements.

  2. The Company confirms to you (the "Finders") the Company's fee and registration obligations to Finders referred to in the Agreements.

  3. Should either Finder from time to time or times give to the Company notice that it has assigned the Warrants or any portion thereof, the Company shall, within ten business days after receipt of such notice as provided below, file a supplement to the Registration Statement to reflect the name(s) of the transferee(s) as a selling shareholder.

  4. The Company's obligations under this Agreement and under the Warrants shall not be subject to defense, offset or counterclaim for any matter or thing. All claims by the Company against any holder of such securities shall be brought by the Company in separate actions for monetary damages only, and injunctive relief shall not be available.


  5.  Securities Representations.


    (a) Each Finder represents and warrants that it is acquiring the Warrants solely for investment solely for its own account and not with a view to or for the resale or distribution thereof except as permitted under the Registration Statement or as otherwise permitted under the Securities Act.

    (b) Each Finder understands that it may sell or otherwise transfer the shares issuable on exercise of the Warrants only if such transaction is duly registered under the Securities Act, under the Registration Statement or otherwise, or if Finder shall have received the favorable opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act, and registration or qualification in every applicable state. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Finder realizes that the Warrants are not a liquid investment.


    (c) Neither Finder has relied upon the advice of a "Purchaser
        Representative" (as defined in Regulation D of the Securities Act) in evaluating the risks and merits of this investment. Each Finder has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.


    (d) Each Finder represents and warrants that such Finder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act; Finder acknowledges that Finder is able to bear the economic risk of losing Finder's entire investment in the shares and understands that an investment in the Company involves substantial risks; Finder has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Finder; and Finder has invested in previous transactions involving restricted securities. Finder has had the opportunity to discuss the Company's affairs with the Company's officers.


  6. Miscellaneous.


    (a) This Agreement may not be changed or terminated except by written agreement. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties, and may be signed in counterparts. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware. The federal and state courts sitting in Boston, Massachusetts shall have exclusive jurisdiction over all matters relating to this Agreement. Trial by jury is expressly waived.


    (e) All notices, requests, service of process, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or
        (ii) one day after properly sent by recognized overnight courier, addressed to the respective parties at their address set forth in this Agreement or (iii) on the day transmitted by facsimile so long as a confirmation copy is simultaneously forwarded by recognized overnight courier, in each case addressed to the respective parties at their address set forth in this Agreement. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

  7. Except as otherwise set forth herein, each party hereto shall be responsible for its own expenses with regard to the negotiation and execution of this Agreement.


Dated:
      ------------------------


ADAR EQUITIES, LLC


By
  -----------------------------



MUELLER & COMPANY, INC.


BY
  -----------------------------




AGREED:


NEXAR TECHNOLOGIES, INC.


BY
  -----------------------------

                                    APPENDIX
                                    --------


                               FORM OF PROXY CARD


                            NEXAR TECHNOLOGIES, INC.



                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 8, 1998


                      THIS PROXY IS SOLICITED ON BEHALF OF

                     THE BOARD OF DIRECTORS OF THE COMPANY



      The undersigned hereby acknowledge(s) receipt of the Notice and the accompanying Proxy Statement, revoke(s) any prior proxies, and appoints Albert
J. Agbay and Gerald Y. Hattori, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Nexar Technologies, Inc. (the "Company") to be held at the offices of McDermott, Will & Emery, 17th Floor, 75 State Street, Boston, Massachusetts on June 8, 1998, at 11:00 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders of Nexar Technologies, Inc. to be held on June 8, 1998 and at any adjourned session thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR ELECTION AND FOR PROPOSALS 2 AND 3. THIS PROXY WILL BE VOTED AS DIRECTED ON THIS AND THE REVERSE SIDE. IN THE ABSENCE OF DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEE FOR ELECTION AND FOR PROPOSALS 2 AND 3. AN INSTRUCTION TO VOTE FOR APPROVAL OF PROPOSAL NO. 2 REGARDING THE ISSUANCE OF SHARES OF COMMON STOCK SHALL BE DEEMED TO CONSTITUTE AUTHORITY TO VOTE IN ACCORDANCE WITH THE HOLDERS' BEST JUDGMENT UPON A PROPOSAL TO ADJOURN THE MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF TO THE EXTENT AUTHORIZED BY RULE 14A-4(C) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION.


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

1.  ELECTION OF DIRECTOR.  Nominee:  Buster C. Glosson.


                       [__] FOR   [__] WITHHELD


2. TO APPROVE THE ISSUANCES OF SHARES OF COMMON STOCK UPON THE CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK AND EXERCISE OF WARRANTS AND THE PRIVATE PLACEMENT OF SUCH SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANTS.


               [__] FOR   [__] AGAINST   [__] ABSTAIN


3. RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.


               [__] FOR   [__] AGAINST   [__] ABSTAIN



               Dated:  _____________________________


               Signature(s):

                    _______________________________

                    _______________________________

               Please sign exactly as your name(s) appear on you stock certificate. If shares of stock hare held of persons or in the name of husband or wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or a vice president and the secretary or assistant secretary. Executors or administrators or fiduciaries who execute the above proxy for a deceased
               shareholder should give their full title.   Please date the
               proxy.


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.